                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)

                                     PROSPECTUS NUMBER: 1845



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES



PRINCIPAL AMOUNT:        $45,000,000


CUSIP NUMBER:            59018 Z80


INTEREST RATE:           6.33000%


ORIGINAL ISSUE DATE:     February 25, 1999


STATED MATURITY DATE:    February 25, 2014


INTEREST PAYMENT DATES:  25th day of each month commencing on March 25, 1999, through and including the Stated Maturity Date, subject to the following business day convention.



REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: February 25, 2003


OTHER PROVISIONS:        The Notes are subject to redemption at the option ML&Co., in whole, semi-
                         annually on each February 25 and August 25 commencing February 25, 2003, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   February 10, 1999

